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                                  EXHIBIT 3.1

                           ARTICLES OF INCORPORATION
                         OF NEW RALCORP HOLDINGS, INC.

                                  *    *    *

     The undersigned natural person of the age of eighteen years or more, for the purpose of forming a corporation under The General and Business Corporation Law of Missouri ("GBCL"), adopts the following Articles of Incorporation:

ARTICLE ONE - NAME

     The name of the corporation is New Ralcorp Holdings, Inc. (herein referred to as the "Corporation").

ARTICLE TWO - OFFICE

     The initial registered office of the Corporation in the State of Missouri is located at 906 Olive Street, St. Louis, Missouri 63101, and the name of its initial registered agent at such address is CT Corporation System.

ARTICLE THREE - AUTHORIZED SHARES

     A. CLASSES AND NUMBER OF SHARES

     The aggregate number of shares of capital stock which the Corporation is authorized to issue is 310,000,000 shares, consisting of:

    (i) 300,000,000 shares of Common Stock, par value $.01 per share ("Common Stock"); and

    (ii) 10,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock").

     B. NO PREEMPTIVE RIGHTS

     All preemptive rights are hereby denied, so that none of the Common Stock, the Preferred Stock or any other security or securities of the Corporation shall carry with it and no holder or owner of any Common Stock, Preferred Stock or any other security or securities of the Corporation shall have any preferential or preemptive right to acquire any additional shares of Common Stock, Preferred Stock or any other security or securities of the Corporation.

     C. NO CUMULATIVE VOTING

     All cumulative voting rights are hereby denied, so that none of the Common Stock, the Preferred Stock or any other security or securities of the Corporation shall carry with it and no



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holder or owner of any Common Stock, Preferred Stock or any other security of the Corporation shall have any right to vote cumulatively in the election of directors or for any other purpose.

     D. TERMS OF PREFERRED STOCK

     The terms of the shares of each series of Preferred Stock shall be as stated and expressed in these Articles of Incorporation or any amendment thereto, or in the resolution or resolutions providing for the issuance of such series of Preferred Stock adopted by the Board of Directors. Subject to the requirements of the GBCL and the provisions of these Articles of Incorporation, the Board of Directors is expressly authorized to cause any number of authorized and undesignated shares of Preferred Stock to be issued from time to time in one or more series of Preferred Stock with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, if any, as the Board of Directors may fix by resolution or resolutions, prior to the issuance of any shares of such series of Preferred Stock, each of which series may differ from any and all other series, including, without limiting the generality of the foregoing, the following:

        (i) The number of shares constituting such series of Preferred Stock and the designation thereof;

        (ii) The dividend rate, if any, on the shares of such series of Preferred Stock, whether and the extent to which any such dividends shall be cumulative or non-cumulative, the relative rights of priority, if any, of payments of any dividends, and the time at which, and the terms and conditions on which, any dividends shall be paid;

        (iii) The right, if any, of the holders of such series of Preferred Stock to vote and the manner of voting, except as may otherwise be provided by the GBCL and the provisions of these Articles of Incorporation;

        (iv) Whether or not the shares of such series shall be made convertible into or exchangeable for other securities of the Corporation, including shares of the Common Stock or shares of any other series of the Preferred Stock, now or hereafter authorized, the price or prices or the rate or rates at which conversion or exchange may be made, any provision for future adjustment in the conversion or exchange rate, and the terms and conditions upon which the conversion or exchange right shall be exercised;

        (v) The redemption or purchase price or prices of the shares of the series of Preferred Stock, if any, and the times at which, and the terms and conditions under which, the shares of such series of Preferred Stock may be redeemed or purchased;

        (vi) The terms of the sinking fund, if any, to be provided for such series of Preferred Stock, and the terms and amount of any such sinking fund;


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        (vii) The rights of the holders of shares of such series of Preferred
        Stock in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the relative rights of priority, if any, of such holders with respect thereto;

 (viii) From time to time to include additional authorized and undesignated shares of Preferred Stock in such series; and

        (ix) Any other relative powers, preferences and rights, and any qualifications, limitations or restrictions thereof, of such series of Preferred Stock.

ARTICLE FOUR - INCORPORATOR

     The name and place of residence of the incorporator of the Corporation is:

             R. W. Lockwood
             18 Oleander Drive
             St. Louis, MO  63128

ARTICLE FIVE - DIRECTORS

     A. Number and Classification

     The number of directors to constitute the initial Board of Directors of the Corporation shall be three. Thereafter, the number of directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation, but shall not be less than three. Any changes in the number of directors shall be reported to the Secretary of State of Missouri within thirty calendar days of such change, if required by the GBCL. The directors shall be divided into three classes, as nearly equal in number as reasonably possible, except that one class may be one greater or one less in number than the other two classes. At each annual meeting of shareholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three (3) year term (and until their respective successors shall have been elected and qualified in each class or until their earlier death, resignation or removal), so that the term of one class of directors shall expire in each year. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock of the Corporation, other than shares of Common Stock, shall have the right, voting separately by class or series, to elect directors, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the terms of these Articles of Incorporation or any Certificate of Designation thereunder applicable thereto; and such directors so elected shall not be divided into classes pursuant to this Article unless expressly provided by such terms. As used in these Articles of Incorporation, the term "entire Board of Directors" means the total number of directors fixed by, or in accordance with, these Articles of Incorporation and the Bylaws of the Corporation.

     B. Removal of Directors

     At a meeting called expressly for that purpose, one or more members of the Board of Directors may be removed only for cause and only by the affirmative vote of at least (i) two-



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thirds of all members of the Corporation's Board of Directors, and (ii)
two-thirds of all of the then outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class (such vote being in addition to any required class or other vote). Whenever the holders of the shares of any class are entitled to elect one or more directors, the provisions of this Article shall apply in respect of the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the holders of the outstanding shares as a whole. In addition, any director may be removed from office by the affirmative vote of a majority of the entire Board of Directors at any time prior to the expiration of the director's term of office, as provided by law, in the event that the director fails, at the time of removal, to meet any qualifications stated in the Bylaws of the Corporation for election as a director or shall be in breach of any agreement between the director and the Corporation relating to the director's service as a director or employee of the Corporation.

     C. Vacancies

     Subject to the rights, if any, of the holders of any class of capital stock of the Corporation (other than the Common Stock) then outstanding, any vacancies in the Board of Directors which occur for any reason prior to the expiration of the term of office of the class in which the vacancy occurs, including vacancies which occur by reason of an increase in the number of directors, may be filled only by the Board of Directors, acting by the affirmative vote of a majority of the remaining directors then in office (although less than a quorum), until the next election of directors by the shareholders of the Corporation.

     D. Amendment

     This Article may be amended, altered, changed or repealed only upon the affirmative vote of not less than two-thirds of all of the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors voting together as a single class; provided, however, that whenever the holders of shares of any class are entitled to elect one or more directors, such amendment, alternation, change or repeal shall also require the affirmative vote of not less than two-thirds of the outstanding shares of each such class entitled to vote at such meeting.

ARTICLE SIX - TERM OF EXISTENCE

     The Corporation shall have a perpetual existence.

ARTICLE SEVEN - PURPOSES

     The purposes of the Corporation are to engage in any lawful act or activity for which a corporation now or hereafter may be organized under the GBCL.

ARTICLE EIGHT - BYLAWS




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     The Bylaws of the Corporation may be amended, altered, changed or repealed, and a provision or provisions inconsistent with the provisions of the Bylaws as they may exist from time to time may be adopted, only by two-thirds of all of the members of the Board of Directors.

ARTICLE NINE - CERTAIN BUSINESS COMBINATIONS

     A. Approval

     The approval of any Business Combination shall, in addition to any affirmative vote otherwise required by the GBCL, require the recommendation of the Board of Directors and the affirmative vote of the holders of not less than 85% of all of the outstanding shares of capital stock of the Company then entitled to vote at a meeting of shareholders called for such purpose of which an Interested Shareholder is not the Beneficial Owner; provided, however, that, notwithstanding the foregoing, any such Business Combination may be approved on any affirmative vote required by the GBCL if:

        (a) There are one or more Continuing Directors and the Business Combination shall have been approved by a majority of them; or

        (b) (1) The consideration to be received by shareholders of each class of stock of the Corporation shall be in cash or in the same form as the Interested Shareholder and its affiliates have previously paid for a majority of the shares of such class of stock owned by the Interested Shareholder; and (2) the cash, or Market Value of the property, securities or other shareholders of each class of stock of the Corporation in the Business Combination is not less than the higher of:

           (i) the highest per share price paid by the Interested
           Shareholder for the acquisition of any shares of such class in the two years immediately preceding the announcement date of the Business Combination, with appropriate adjustments for stock splits, stock dividends and like distributions, or

           (ii) the Market Value of such shares, on the date the Business Combination is approved by the Board of Directors.

     B. Definitions

        (a) For purposes of this Article any terms not otherwise defined herein shall have the meanings set forth in Section 351.459 of the GBCL as in effect on October 1, 1996.

        (b) The term "Continuing Director" shall mean any member of the Board of Directors of the Corporation who is not an Affiliate or Associate of the Interested Shareholder and who was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director if the successor is not an Affiliate or Associate of the Interested Shareholder and is recommended or elected to succeed a Continuing Director by a majority of Continuing Directors.






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     C. Amendment

     This Article may be amended, altered, changed or repealed only upon the affirmative vote of not less than 85% of all of the outstanding shares of capital stock of the Corporation entitled to vote at a meeting called for such purpose of which an Interested Shareholder is not the Beneficial Owner; provided, however, that this Article may be amended, altered, changed or repealed upon any affirmative vote required by the GBCL, if such amendment, alternation, change or repeal has been approved by a majority of the Board of Directors, if there is not an Interested Shareholder, or if there is an Interested Shareholder, by a majority of the Continuing Directors.

ARTICLE TEN - INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

     A. Actions Involving Directors and Officers

     The Corporation shall indemnify each person (other than a party plaintiff suing on his or her behalf or in the right of the Corporation) who at any time is serving or has served as a director or officer of the Corporation against any claim, liability or expense incurred as a result of such service, or as a result of any other service on behalf of the Corporation, or service at the request of the Corporation as a director, officer, employee, member, or agent of another corporation, partnership, joint venture, trust, trade or industry association, or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), to the maximum extent permitted by law. Without limiting the generality of the foregoing, the Corporation shall indemnify any such person who was or is a party (other than a party plaintiff suing on his or her behalf or in the right of the Corporation), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of the Corporation) by reason of such service, against expenses (including, without limitation, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.

     B. Actions Involving Employees or Agents

     1. Permissive Indemnification. The Corporation may, if it deems appropriate and as may be permitted by this Article, indemnify any person (other than a party plaintiff suing on his or her own behalf or in the right of the Corporation) who at any time is serving or has served as an employee or agent of the Corporation against any claim, liability or expense incurred as a result of such service, or as a result of any other service on behalf of the Corporation, or service at the request of the Corporation as a director, officer, employee, member, or agent of another corporation, partnership, joint venture, trust, trade or industry association, or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), to the maximum extent permitted by law or to such lesser extent as the Corporation, in its discretion, may deem appropriate. Without limiting the generality of the foregoing, the Corporation may indemnify any such person who was or is a party (other than a party plaintiff suing on his or her own behalf or in the right of the Corporation), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative




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(including, but not limited to, an action by or in the right of the
Corporation) by reason of such service, against expenses (including, without limitation, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.

     2. Mandatory Indemnification. To the extent that an employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section B.1 of this Article, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including, without limitation, attorneys' fees) actually and reasonably incurred by him or her in connection with the action, suit or proceeding.

     C. Determination of Right to Indemnification in Certain Circumstances

     Any indemnification required under Section A of this Article or authorized by the Corporation in a specific case pursuant to Section B of this Article (unless ordered by a court) shall be made by the Corporation unless a determination is made reasonably and promptly that indemnification of the director, officer, employee or agent is not proper under the circumstances because he or she has not met the applicable standard of conduct set forth in or established pursuant to this Article. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by majority vote of the shareholders; provided that no such determination shall preclude an action brought in an appropriate court to challenge such determination.

     D. Standard of Conduct

     Except as may otherwise be permitted by law, no person shall be indemnified pursuant to this Article (including without limitation pursuant to any agreement entered into pursuant to Section G of this Article) from or on account of such person's conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. The Corporation may (but need not) adopt a more restrictive standard of conduct with respect to the indemnification of any employee or agent of the Corporation.

     E. Advance Payment of Expenses

     Expenses incurred by a person who is or was a director or officer of the Corporation in defending a civil or criminal action, suit, proceeding or claim shall be paid by the Corporation in advance of the final disposition of such action, suit, proceeding or claim, and expenses incurred by a person who is or was an employee or agent of the Corporation in defending a civil or criminal action, suit, proceeding or claim may be paid by the Corporation in advance of the final disposition of such action, suit, proceeding or claim as authorized by or at the direction of the Board of Directors, in either case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such




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person is not entitled to be indemnified by the Corporation as authorized in or pursuant to this Article.

     F. Rights Not Exclusive

     The indemnification and other rights provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, and the Corporation is hereby specifically authorized to provide such indemnification and other rights by any agreement, vote of shareholders or disinterested directors or otherwise.

     G. Indemnification Agreements Authorized

     Without limiting the other provisions of this Article, the Corporation is authorized from time to time, without further action by the shareholders of the Corporation, to enter into agreements with any director, officer, employee or agent of the Corporation providing such rights of indemnification as the Corporation may deem appropriate, up to the maximum extent permitted by law. Any agreement entered into by the Corporation with a director may be authorized by the other directors, and such authorization shall not be invalid on the basis that similar agreements may have been or may thereafter be entered into with other directors.

     H. Insurance

     The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was otherwise serving on behalf of the Corporation in any capacity or at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, trade or industry association or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit) against any claim, liability or expense asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.

     I. Certain Definitions

     For the purpose of this Article:

        (i) Any director, officer, employee or agent of the Corporation who shall serve as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise of which the Corporation, directly or indirectly, is or was the owner of 20% or more of the outstanding voting stock (or comparable interests), shall be deemed to be so serving at the request of the Corporation, unless the Board of Directors of the Corporation shall determine otherwise. In all other instances when any person shall serve as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, trade or industry association or other enterprise of which the Corporation is or was a stockholder or creditor, or in which it is or was




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        otherwise interested, if it is not otherwise established that such person is or was serving as a director, officer, employee or agent at the request of the Corporation, the Board of Directors of the Corporation may determine whether such service is or was at the request of the Corporation, and it shall not be necessary to show any actual or prior request for such service.

        (ii) References to a corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of a constituent corporation or is or was serving at the request of a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, trade or industry association or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would if such person had served the resulting or surviving corporation in the same capacity.

        (iii) The term "other enterprise" shall include, without limitation, employee benefit plans and voting or taking action with respect to stock or other assets therein; the term "serving at the request of the Corporation" shall include, without limitation, any service as a director, officer, employee or agent of a corporation which imposes duties on, or involves services by, a director, officer, employee or agent of the Corporation with respect to any employee benefit plan, its participants, or beneficiaries; and unless a person's conduct in connection with an employee benefit plan is finally adjudicated to have been knowingly fraudulent, deliberately dishonest or willful misconduct, such person shall be deemed to have satisfied any standard of care required by or pursuant to this Article in connection with such plan; the term "fines" shall include, without limitation, any excise taxes assessed on a person with respect to an employee benefit plan and shall also include any damages (including treble damages) and any other civil penalties.

     J. Survival

     The indemnification and other rights provided pursuant to this Article shall apply both to action by any director, officer, employee or agent of the Corporation in an official capacity and to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person. Notwithstanding any other provision in these Articles of Incorporation, any indemnification rights arising under or granted pursuant to this Article shall survive amendment or repeal of this Article with respect to any acts or omissions occurring prior to the effective time of such amendment or repeal and persons to whom such indemnification rights are given shall be entitled to rely upon such indemnification rights with respect to such acts or omissions as a binding contract with the Corporation.

     K. Liability of the Directors




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     It is the intention of the Corporation to limit the liability of the directors of the Corporation, in their capacity as such, whether to the Corporation, its shareholders or otherwise, to the fullest extent permitted by law. Consequently, should the GBCL or any other applicable law be amended or adopted hereafter so as to permit the elimination or limitation of such liability, the liability of the directors of the Corporation shall be so eliminated or limited without the need for amendment of these Articles of Incorporation or further action on the part of the shareholders of the Corporation.

     L. Amendment

     This Article may be amended, altered, changed or repealed only upon the affirmative vote of not less than 85% of all of the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors voting together as a single class.

ARTICLE ELEVEN - AMENDMENT OF ARTICLES OF INCORPORATION

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner prescribed herein for amendment of such provision and if not so prescribed then in the manner now or hereafter prescribed by law and all rights and powers conferred herein on shareholders, directors and officers of the Corporation are subject to this reserved power.



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